UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

PIERIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37471	EIN 30-0784346
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor

Boston, MA 02109

United States

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 857-246-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 8, 2016, Pieris Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it completed the closing of its previously disclosed private placement in which it sold to a select group of institutional investors 8,188,804 units, each consisting of (i) one share of the Company’s common stock or non-voting series A convertible preferred stock convertible into one share of the Company’s common stock, (ii) 0.40 warrants to purchase one share of the Company’s common stock at an exercise price of $2.00 per share and (iii) 0.20 warrants to purchase one share of the Company’s common stock at an exercise price of $3.00 per share. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2016	PIERIS PHARMACEUTICALS, INC.

	By:	/s/ Darlene Deptula-Hicks
	Name: Title:	Darlene Deptula-Hicks Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Pieris Pharmaceuticals, Inc., dated June 8, 2016.